UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 8, 2016

(Date of earliest event reported)

Callidus Software Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4140 Dublin Boulevard, Suite 400, Dublin, CA 94568

(Address of principal executive offices) (Zip Code)

(925) 251-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Callidus Software Inc. (“Company”) held its 2016 Annual Meeting of Stockholders (“Annual Meeting”) on June 8, 2016 at the Company’s headquarters.  As of the record date, April 11, 2016, 59,109,473 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting.  A total of 52,284,532 shares of Company common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

At the Annual Meeting, the stockholders of the Company voted on the following proposals to: (i) elect two Class I members to the board of directors; (ii) hold an advisory vote on executive compensation; and (iii) ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.  Each of these proposals is described in more detail in the Company’s definitive proxy statement, dated April 28, 2015 (“Proxy Statement”). The voting results for each of the proposals are detailed below:

1.              Proposal 1: Election of Class I directors.  Each of the two directors nominated for election by the Company’s board of directors was elected to serve as a Class I director and to hold office for a three-year term that ends immediately prior to the Company’s 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified.  The voting results were as follows:

Director	For	Against	Abstentions	Broker Non-Votes
Mark A. Culhane	46,650,707	1,230,267	4,048	4,399,510
Murray D. Rode	47,460,536	420,438	4,048	4,399,510

2.              Proposal 2: Advisory Vote on Executive Compensation.  The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation program as set forth in more detail in the Proxy Statement.  The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
47,216,897	572,745	95,380	4,399,510

3.              Proposal 3: Appointment of Independent Auditors.  The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.  The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
52,051,778	177,688	55,066	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.

Date: June 10, 2016	By:	/s/ Bob L. Corey
Bob L. Corey
Executive Vice President, Chief Financial Officer (duly authorized officer)